PRINCIPAL UNDERWRITER'S AGREEMENT


         IT IS HEREBY AGREED by and between METLIFE INVESTORS INSURANCE COMPANY OF CALIFORNIA ("INSURANCE COMPANY") on behalf of METLIFE INVESTORS VARIABLE LIFE ACCOUNT FIVE (the "Variable Account") and METLIFE INVESTORS DISTRIBUTION COMPANY ("PRINCIPAL UNDERWRITER") as follows:


                                        I


         INSURANCE COMPANY proposes to issue and sell certain flexible premium variable life insurance policies ( the "Policies") of the Variable Account to the public through PRINCIPAL UNDERWRITER. The PRINCIPAL UNDERWRITER agrees to provide sales service subject to the terms and conditions hereof. The Policies to be sold are more fully described in the registration statements and prospectuses hereinafter mentioned. Such Policies will be issued by INSURANCE COMPANY through the Variable Account.


                                       II


         INSURANCE COMPANY grants PRINCIPAL UNDERWRITER the exclusive right, during the term of this Agreement, subject to registration requirements of the Securities Act of 1933 and the Investment Company Act of 1940 and the provisions of the Securities Exchange Act of 1934, to be the distributor of the Policies issued through the Variable Account. PRINCIPAL UNDERWRITER will sell the Policies under such terms as set by INSURANCE COMPANY and will make such sales to purchasers permitted to buy such Policies as specified in the prospectus.


                                       III



         PRINCIPAL UNDERWRITER shall be compensated for its distribution service in such amount as to meet all of its obligations to selling broker-dealers with respect to all Premium Payments accepted by INSURANCE COMPANY on the Policies covered hereby.



                                       IV


         On behalf of the Variable Account, INSURANCE COMPANY shall furnish PRINCIPAL UNDERWRITER with copies of all prospectuses, financial statements and other documents which PRINCIPAL UNDERWRITER reasonably requests for use in connection with the distribution of the Policies. INSURANCE COMPANY shall provide to PRINCIPAL UNDERWRITER such number of copies of the current effective prospectuses as PRINCIPAL UNDERWRITER shall request.


                                        V


         PRINCIPAL UNDERWRITER is not authorized to give any information, or to make any representations concerning the Policies or the Variable Account of INSURANCE COMPANY other than those contained in the current registration statements or prospectuses relating to the Variable Account filed with the Securities and Exchange Commission or such sales literature as may be authorized by INSURANCE COMPANY.


                                       VI


         Both parties to this Agreement agree to keep the necessary records as indicated by applicable state and federal law and to render the necessary assistance to one another for the accurate and timely preparation of such records.


                                       VII


         This Agreement shall be effective upon the execution hereof and will remain in effect unless terminated as hereinafter provided. This Agreement shall automatically be terminated in the event of its assignment by PRINCIPAL UNDERWRITER.

         This Agreement may at any time be terminated by either party hereto upon 60 days' written notice to the other party.


                                      VIII


         All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given on the date of service if served personally on the party to whom notice is to be given, or on the date of mailing if sent by First Class Mail, Registered or Certified, postage prepaid and properly addressed.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on their behalf by their respective officers thereunto duly authorized.

         EXECUTED THIS ____ day of ______, 2001.


                                                 INSURANCE COMPANY
                                                 METLIFE INVESTORS INSURANCE
                                                 COMPANY OF CALIFORNIA


                                              BY:___________________________


ATTEST:____________________
                Secretary


                                                 PRINCIPAL UNDERWRITER
                                                 METLIFE INVESTORS DISTRIBUTION
                                                 COMPANY


                                                 BY:__________________________


ATTEST:____________________
                Secretary